Exhibit 10.37

THIRD AMENDMENT TO THE
TRIMAS CORPORATION
2006 LONG TERM EQUITY INCENTIVE PLAN

Pursuant to Section 11.8 of the TriMas Corporation 2006 Long Term Equity Incentive Plan (the “2006 Equity Plan”) and resolutions adopted by the Board of Directors of TriMas Corporation (the “Corporation”) on February 28, 2008, the 2006 Equity Plan is hereby amended as set forth below, subject to Stockholder approval on May 2, 2008.

Effective May 2, 2008, upon receipt of Stockholder approval to increase the number of shares reserved for issuance under the 2006 Equity Plan by 235,877, Section 1.7 of the Plan is amended and restated in its entirety to read as follows:

1.7           Stock.

(a)           Effective May 2, 2008, the Corporation has reserved 1,435,877 shares of the Corporation’s Common Stock for issuance pursuant to stock-based Awards.  Up to 500,000 of the aggregate reserved shares may be granted as Incentive Stock Options under the Plan.  All provisions of this Section 1.7 shall be adjusted, as applicable, in accordance with Article X.

This THIRD Amendment to the TriMas Corporation 2006 Long Term Equity Incentive Plan is hereby adopted on the 2nd day of May, 2008.

TRIMAS CORPORATION

By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Its:	Vice President, Secretary and General Counsel